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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements for the periods indicated below give effect to our acquisition of Silipos, which we consummated on September 30, 2004. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 give effect to the acquisition of Silipos as if it had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 have been prepared by combining Langer's historical condensed consolidated statement of operations for the year ended December 31, 2003 with the historical condensed consolidated statement of operations of Silipos for the year ended March 31, 2004. The interim unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004 have been prepared by combining Langer's historical condensed consolidated statement of operations for the nine months ended September 30, 2004 with Silipos' historical condensed consolidated statement of operations for the nine months ended September 30, 2004. Appropriate pro forma adjustments have been applied to the historical accounts.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Langer and Silipos, respectively, including related notes thereto, which are included elsewhere in this prospectus.

LANGER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

	Historical		Pro Forma
	Langer, Inc.	Silipos, Inc.(5)	Adjustments		Combined(4)
Net sales	$24,720,515	$20,838,169	$—		$45,558,684
Cost of sales	16,049,790	8,475,262	—		24,525,052

Gross profit	8,670,725	12,362,907	—		21,033,632
Selling expense	3,131,197	7,524,292	—		10,655,489
General and administrative expenses	4,775,142	2,001,582	172,512	(1)	6,949,236
Loss on impairment of goodwill(4)	—	9,124,344	—		9,124,344

Income (loss) from operations	764,386	(6,287,311)	(172,512)		(5,695,437)

Other income (expense):
Interest expense, net	(678,751)	(443,064)	(1,196,275	)(2)	(2,318,090)
Gain on foreign currency transactions	—	223,823	—		223,823
Other	75,798	4,834	—		80,632

Other expense, net	(602,953)	(214,407)	(1,196,275)		(2,013,635)

Income (loss) before income taxes	161,433	(6,501,718)	(1,368,787)		(7,709,072)
Provision for income taxes	166,904	1,072,657	(454,000	)(3)	785,561

Net loss	$(5,471)	$(7,574,375)	$(914,787)		$(8,494,633)

Net loss per common share:
Basic(5)	$(0.00)				$(1.94)

Diluted(5)	$(0.00)				$(1.94)

Weighted average number of common shares used in computation of net loss per share:
Basic	4,374,396				4,374,396

Diluted	4,374,396				4,374,396

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003

(1)
Reflects an increase to amortization expense of $172,512 due to a net increase from purchase accounting in the fair value of identifiable intangible assets with definite useful lives. Such adjustment is based upon a preliminary valuation of the assets acquired and liabilities assumed and is subject to change upon completion of the valuation process.

(2)
Reflects interest expense of $962,500 related to the acquisition debt used to fund our acquisition of Silipos as well as the interest expense of $233,775 associated with warrants issued in connection with the 7% Senior Subordinated Notes. The acquisition debt was issued by Langer on September 30, 2004 as follows:

  (i)
  $5,500,000 principal amount of 7% Senior Subordinated Notes due September 30, 2007 to ten accredited investors.

  (ii)
  $7,500,000 principal amount of 5.5% secured promissory note due March 31, 2006 (the "$7.5 Million Note") to the seller of Silipos ("SSL").

  (iii)
  $3,000,000 principal amount of 5.5% promissory note due December 31, 2009, (the "$3.0 Million Note") to SSL.

The $5,500,000 principal amount of 7% Senior Subordinated Notes due September 30, 2007 were issued to fund the cash portion of the purchase price for Silipos. As part of such issuance, we also issued warrants to purchase 110,000 shares of our common stock at an exercise price of $0.02 per share, subject to adjustments under certain circumstances, which are exercisable commencing the earlier of (i) six months after the refinancing or repayment of such notes, or (ii) September 30, 2005. The warrants expire September 30, 2009. The fair value of the warrants was determined to be $735,900 using the Black Scholes pricing model. Such amount will be amortized over the term of our 7% Senior Subordinated Notes due September 30, 2007 and recorded as additional interest expense. Additionally, to the extent that we are required to make an additional payment under the $7.5 Million Note due March 31, 2006 pursuant to the terms of the notes as described below, such an additional payment would be recorded as an additional interest expense.

The $7.5 Million Note is secured by the pledge of the stock of Silipos and, if not prepaid in full on or before March 31, 2005, we are obligated to make an additional payment of $500,000 (which would be recorded as additional interest expense) or the principal amount will be increased by $1 million. Both the $7.5 Million Note and the $3.0 Million Note provide for semi-annual payments of interest at the rate of 5.5% per annum with the first payments due February 1, 2005. Additionally, the interest rate on the $7.5 Million Note increases from 5.5% to 7.5% on April 1, 2005 and if not repaid on or before March 31, 2006, the interest rate will increase to 12% per annum, escalating 3% per annum for each additional 90 days thereafter until the maximum rate permitted by law.

The $3.0 Million Note provides for a default rate of 11% per annum escalating by 3% per annum every 90 days thereafter up to the maximum rate permitted by law. A financial default under the $7.5 Million Note constitutes a default under the $3.0 Million Note. The $3.0 Million Note will be reduced by half of any additional payments actually made pursuant to the $7.5 Million Note if (i) the $3.0 Million Note is repaid in full on or before March 31, 2006, (ii) the $7.5 Million Note has been previously or simultaneously repaid, and (iii) the maturity date of the $7.5 Million Note has been extended to March 31, 2006.

(3)
Reflects the tax effect of the pro forma adjustments.

(4)
The pro forma amounts reflect the loss on impairment of historic goodwill of $9,124,344 that was recorded at March 31, 2004, prior to the acquisition of Silipos. Had the write-off of the historic goodwill not been reflected in the unaudited condensed consolidated statement of operations for the year ended December 31, 2003, income before income taxes would have been $1,415,272, net income would have been $629,711, basic and diluted net income per share would have been $0.13.

(5)
Basic net loss per common share is computed as follows: Net loss divided by basic weighted average common shares outstanding. Diluted net loss per common share is computed as follows: Net loss divided by diluted weighted average common shares outstanding.

LANGER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

	Historical		Pro Forma
	Langer, Inc.	Silipos, Inc.(5)	Adjustments		Combined
Net sales	$18,596,823	$14,481,494	$—		$33,078,317
Cost of sales	11,957,703	5,689,140	—		17,646,843

Gross profit	6,639,120	8,792,354	—		15,431,474
Selling expense	2,384,172	5,847,563	—		8,231,735
General and administrative expenses	3,777,039	1,830,054	129,384	(1)	5,736,477

Income from operations	477,909	1,114,737	(129,384)		1,463,262

Other income (expense):
Interest expense, net	(467,145)	(332,298)	(904,704	)(2)	(1,704,147)
Gain on foreign currency transactions	—	26,868	—		26,868
Other	4,507	(1,322)	—		3,185

Other expense, net	(462,638)	(306,752)	(904,704)		(1,674,094)

Income (loss) before income taxes	15,271	807,985	(1,034,088)		(210,832)
Provision for income taxes	113,000	310,791	(310,791	)(3)	113,000

Net income (loss)	$(97,729)	$497,194	$(723,297)		$(323,832)

Net loss per common share:
Basic(4)	$(.02)				$(.07)

Diluted(4)	$(.02)				$(.07)

Weighted average number of common shares used in computation of net loss per share:
Basic	4,380,707				4,380,707

Diluted	4,380,707				4,380,707

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2004

(1)
Reflects an increase to amortization expense of $129,384 due to a net increase from purchase accounting in the fair value of identifiable intangible assets with definite useful lives. Such adjustment is based upon a preliminary valuation of the assets acquired and liabilities assumed and is subject to change upon completion of the valuation process.

(2)
Reflects interest expense of $721,875 related to the acquisition debt used to fund our acquisition of Silipos as well as the interest expense of $182,829 associated with warrants issued in connection with the 7% Senior Subordinated Notes. The acquisition debt was issued by Langer on September 30, 2004 as follows:

(i)
$5,500,000 principal amount of 7% Senior Subordinated Notes due September 30, 2007 to ten accredited investors.

(ii)
the $7.5 Million Note due to SSL.

(iii)
the $3.0 Million Note due to SSL.

The $5,500,000 principal amount of 7% Senior Subordinated Notes due September 30, 2007 were issued to fund the cash portion of the purchase price for Silipos. As part of such issuance, we also issued warrants to purchase 110,000 shares of our common stock at an exercise price of $0.02 per share, subject to adjustments under certain circumstances, which are exercisable commencing the earlier of (i) six months after the refinancing or repayment of such notes, or (ii) September 30, 2005. The warrants expire September 30, 2009. The fair value of the warrants was determined to be $735,900 using the Black Scholes pricing model. Such amount will be amortized over the term of our 7% Senior Subordinated Notes due September 30, 2007 and recorded as additional interest expense. Additionally, to the extent that we are required to make an additional payment under the $7.5 Million Note due March 31, 2006 pursuant to the terms of the notes as described below, such an additional payment would be recorded as an additional interest expense.

The $7.5 Million Note is secured by the pledge of the stock of Silipos and, if not prepaid in full on or before March 31, 2005, we are obligated to make an additional payment of $500,000 (which would be recorded as additional interest expense) or the principal amount will be increased by $1 million. Both the $7.5 Million Note and the $3.0 Million Note provide for semi-annual payments of interest at the rate of 5.5% per annum with the first payments due February 1, 2005. Additionally, the interest rate on the $7.5 Million Note increases from 5.5% to 7.5% on April 1, 2005 and if not repaid on or before March 31, 2006, the interest rate will increase to 12% per annum, escalating 3% per annum for each additional 90 days thereafter until the maximum rate permitted by law.

The $3.0 Million Note provides for a default rate of 11% per annum escalating by 3% per annum every 90 days thereafter up to the maximum rate permitted by law. A financial default under the $7.5 Million Note constitutes a default under the $3.0 Million Note. The $3.0 Million Note will be reduced by half of any additional payments actually made pursuant to the $7.5 Million Note if (i) the $3.0 Million Note is repaid in full on or before March 31, 2006, (ii) the $7.5 Million Note has been previously or simultaneously repaid, and (iii) the maturity date of the $7.5 Million Note has been extended to March 31, 2006.

(3)
Reflects the tax effect of the pro forma adjustments.

(4)
Basic net loss per common share is computed as follows: Net loss divided by basic weighted average common shares outstanding. Diluted net loss per common share is computed as follows: Net loss divided by diluted weighted average common shares outstanding.

(5)
The amounts reported for the nine months ended September 30, 2004 for Silipos exclude the loss on impairment of goodwill which was recorded during such nine month period. Such loss on impairment of goodwill was reflected on the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003.

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LANGER, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003
LANGER, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004